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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-153877, 333-143273, and 333-75811) pertaining to the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc., the 2005 Omnibus Stock and Incentive Plan for Thomas Group, Inc., the 1997 Stock Option Plan of Thomas Group, Inc., the Amended and Restated 1992 Stock Option Plan of Thomas Group, Inc. and the Amended and Restated 1988 Stock Option Plan for Thomas Group, Inc., and of our report dated March 30, 2010, with respect to the consolidated financial statements of Thomas Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ HEIN & ASSOCIATES LLP Hein & Associates LLP

Dallas, Texas
March 30, 2010

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM